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                                                                    Exhibit 11.1
                 OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands except per share amounts)
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


                                                     Year ended February 1,   Year ended February 3,  Year ended January 28,
                                                              1997                     1996                    1995
                                                    -----------------------   -----------------------  -----------------------
                                                                  Fully                    Fully                      Fully
                                                     Primary     diluted      Primary      diluted     Primary       diluted
                                                    ----------   ----------   ----------  ----------  -----------  -----------
  NET EARNINGS (LOSS)                                 $(27,250)    $(27,250)      $1,942      $1,942       $  290     $  290
                                                      ========     ========       ======      ======       ======     ======
Weighted average number of common shares
 outstanding                                             5,830        5,830        5,815       5,815        5,807      5,807
Excess of shares issuable upon exercise of stock
 options over shares deemed retired under the
 "treasury stock" method                                     -            -          204         244          155        172
                                                      --------     --------       ------      ------       ------     ------
Weighted average number of common and dilutive
 common equivalent shares outstanding                    5,830        5,830        6,019       6,059        5,962      5,979
                                                      ========     ========       ======      ======       ======     ======

  Earnings (loss) per common and
   common equivalent share                            $  (4.67)    $  (4.67)      $  .32      $  .32       $  .05     $  .05
                                                      ========     ========       ======      ======       ======     ======

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